UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
January 13, 2012 (January 10, 2012)

BREITBURN ENERGY PARTNERS L.P.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33055 (Commission File Number)	74-3169953 (I.R.S. Employer Identification No.)

515 South Flower Street, Suite 4800
Los Angeles, CA 90071
(Address of principal executive office)

(213) 225-5900
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry Into a Material Definitive Agreement.

Purchase Agreement

On January 10, 2012, BreitBurn Energy Partners L.P., a Delaware limited partnership (the “Partnership”), BreitBurn Finance Corporation, a Delaware corporation (“FinCo” and, together with the Partnership, the “Issuers”), and certain subsidiaries of the Partnership, as guarantors (the “Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with the Initial Purchasers as defined therein (the “Initial Purchasers”), pursuant to which the Issuers agreed to sell $250 million in aggregate principal amount of the Issuers’ 7.875% Senior Notes due 2022 (the “Notes”) to the Initial Purchasers in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”). The Notes have not been registered under the Securities Act or any state securities laws, and unless so registered, the securities may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws.  The Notes were resold by the Initial Purchasers to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to persons outside the United States pursuant to Regulation S under the Securities Act.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Issuers and the Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act. In addition, the Purchase Agreement requires the execution of a registration rights agreement, described below, relating to the Notes.

In October 2011, the borrowing base under our Second Amended and Restated Credit Agreement, as amended (the “Credit Agreement”) was redetermined at $850 million.  As a result of the completion of this offering, our borrowing base under our Credit Agreement was automatically reduced from $850 million to $787.5 million.

On January 13, 2012, the Partnership used $238 million of the net proceeds of this offering of approximately $242.7 million (after deducting estimated fees and offering expenses) to repay amounts outstanding under our Credit Agreement.  After repayment of those funds, our outstanding debt under the Credit Agreement was approximately $287 million as of January 13, 2011.

Indenture

On January 13, 2012, the Issuers entered into an Indenture (the “Indenture”), by and among the Issuers, the Guarantors and U.S. National Bank Association, as trustee (the “Trustee), in connection with the private placement of the Notes.

Interest and Maturity

On January 13, 2012, the Issuers issued the Notes pursuant to the Indenture in a transaction exempt from registration requirements under the Securities Act. The Notes will mature on April 15, 2022. The interest payment dates are April 15 and October 15 of each year, beginning on April 15, 2012.

Optional Redemption

Prior to January 15, 2015, the Issuers may, at any time or from time to time, redeem up to 35% of the aggregate principal amount of the Notes with the net proceeds of a public or private equity offering at a redemption price of 107.875% of the principal amount of the Notes, plus any accrued and unpaid interest to the date of redemption, if at least 65% of the aggregate principal amount of the Notes issued under the Indenture remains outstanding after such redemption and the redemption occurs within 120 days of the date of the closing of such equity offering.   Prior to January 15, 2017, the Issuers may redeem all or a part of the Notes at a redemption price equal to the sum of (i) the principal amount thereof, plus (ii) a make whole premium at the redemption date, plus accrued and unpaid interest, if any, to the redemption date. On or after January 15, 2017,  the Issuers may redeem all or a part of the Notes at redemption prices (expressed as percentages of principal amount) equal to 103.938% for the twelve-month period beginning on January 15, 2017, 102.625% for the twelve-month period beginning January 15, 2018, 101.313% for the twelve-month period beginning on January 15, 2019 and 100.00% for the twelve-month period beginning on January 15, 2020 and at any time thereafter, plus accrued and unpaid interest, if any, to the applicable redemption date on the Notes.

Certain Covenants

The Indenture contains customary covenants that restrict the Partnership’s ability and the ability of certain of its subsidiaries to: (i) sell assets including equity interests in our subsidiaries; (ii) pay distributions on, redeem or repurchase our units or redeem or repurchase our subordinated debt; (iii) make investments; (iv) incur or guarantee additional indebtedness or issue preferred units; (v) create or incur certain liens; (vi) enter into agreements that restrict distributions or other payments from our restricted subsidiaries to us; (vii) consolidate, merge or transfer all or substantially all of our assets; (viii) engage in transactions with affiliates; (ix) create unrestricted subsidiaries; or (x) engage in certain business activities. These covenants are subject to a number of important exceptions and qualifications. If the Notes achieve an investment grade rating from each of Moody’s Investors Service, Inc. and Standard & Poor’s Ratings Services and no Default (as defined in the Indenture) has occurred and is continuing, many of these covenants will terminate.

Events of Default

The Indenture also contains customary Events of Defaults.  Each of the following is an Event of Default: (i) default for 30 days in the payment when due of interest on the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by the Partnership to comply with certain covenants relating to asset sales, repurchases of the Notes, merger or consolidation; (iv) failure by the Partnership for 180 days after notice to comply with its reporting obligations under the Securities Exchange Act of 1934; (v) failure by the Partnership for 60 days after notice to comply with any of the other agreements in the Indenture; (vi) default under any mortgage, indenture or instrument governing any indebtedness for money borrowed or guaranteed by the Partnership or any of its restricted subsidiaries, whether such indebtedness or guarantee now exists or is created after the date of the Indenture, if such default: (a) is caused by a payment default; or (b) results in the acceleration of such indebtedness prior to its stated maturity, and, in each case, the principal amount of the indebtedness, together with the principal amount of any other such indebtedness under which there has been a payment default or acceleration of maturity, aggregates $10.0 million or more, subject to a cure provision; (vii) failure by the Partnership or any of its restricted subsidiaries to pay final judgments aggregating in excess of $10.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (viii) except as permitted by the Indenture, any subsidiary guarantee is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force or effect, or any Guarantor, or any person acting on behalf of any Guarantor, denies or disaffirms its obligations under its subsidiary guarantee; and (ix) certain events of bankruptcy, insolvency or reorganization described in the Indenture with respect to the Issuers or any of the Partnership’s restricted subsidiaries that is a significant subsidiary or any group of restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership. Upon a continuing Event of Default, the Trustee, by notice to the Issuers, or the holders of at least 25% in principal amount of the then outstanding Notes, by notice to the Issuers and the Trustee, may declare the Notes immediately due and payable, except that an Event of Default resulting from entry into a bankruptcy, insolvency or reorganization with respect to the Issuers, any restricted subsidiary of the Partnership that is a significant subsidiary or any group of its restricted subsidiaries that, taken together, would constitute a significant subsidiary of the Partnership, will automatically cause the Notes to become due and payable.

Registration Rights Agreement

On January 13, 2012, the Issuers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), with the Guarantors and Wells Fargo Securities, LLC, as representative of the Initial Purchasers in connection with the private placement of the Notes.

Under the Registration Rights Agreement, the Issuers and the Guarantors shall cause to be filed with the Securities and Exchange Commission a registration statement with respect to an offer to exchange the Notes for substantially identical notes that are registered under the Securities Act. The Issuers and the Guarantors will use their commercially reasonable efforts to cause such exchange offer registration statement to become effective under the Securities Act. In addition, the Issuers and the Guarantors will use their commercially reasonable efforts to cause the exchange offer to be consummated not later than 400 days after January 13, 2012. Under some circumstances, in lieu of, or in addition to, a registered exchange offer, the Issuers and the Guarantors have agreed to file a shelf registration statement with respect to the Notes. The Issuers and the Guarantors are required to pay additional interest if they fail to comply with their obligations to register the Notes within the specified time periods.

Miscellaneous

The descriptions set forth above are qualified in their entirety by reference to the Purchase Agreement, the Indenture and the Registration Rights Agreement, which are filed with this Report as Exhibits 1.1, 4.1 and 4.2, respectively, and are incorporated herein by reference.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included, or incorporated by reference, in Item 1.01 of this Current Report on Form 8-K (this “Report”) is incorporated by reference into this Item 2.03 of this Report

ITEM 7.01.  Regulation FD.

On January 10, 2012, the Partnership issued a press release announcing the pricing of the Notes offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

  In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (“Exchange Act”) or otherwise subject to the liabilities of that section, nor shall such information, including Exhibit 99.1, be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits.

Exhibit No.	Document

1.1	Purchase Agreement, dated as of January 10, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.

4.1	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association.

4.2
Registration Rights Agreement, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, as representative of  the Initial Purchasers.

99.1	Press Release of BreitBurn Energy Partners L.P. dated January 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BREITBURN ENERGY PARTNERS L.P.

	By:	BREITBURN GP, LLC,
its general partner

Dated: January 13, 2012	By:	/s/ James G. Jackson
James G. Jackson
Chief Financial Officer and Executive Vice President

EXHIBIT INDEX

1.1	Purchase Agreement, dated as of January 10, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and the Initial Purchasers named therein.

4.1	Indenture, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and U.S. National Bank Association.

4.2
Registration Rights Agreement, dated as of January 13, 2012, by and among BreitBurn Energy Partners L.P., BreitBurn Finance Corporation, the Guarantors named therein and Wells Fargo Securities, LLC, as representative of  the Initial Purchasers.

99.1	Press Release of BreitBurn Energy Partners L.P. dated January 10, 2012.